Exhibit 99.1

FIRST US BANCSHARES, INC. ELECTS NEW DIRECTOR

BIRMINGHAM, AL (July 28, 2021) – First US Bancshares, Inc. (the “Company”) (Nasdaq: FUSB) announced today that the Company’s Board of Directors has elected Marlene M. McCain as a director of the Company and its subsidiary, First US Bank (the “Bank”), effective immediately.  Ms. McCain will serve on the Audit Committee of the Board of Directors of the Company and on the Retail, Operations, and Compliance Committee of the Board of Directors of the Bank.

Ms. McCain is a certified public accountant and holds a Bachelor of Science Degree in Accounting and a Master’s Degree in Business Administration from the University of Alabama.

Ms. McCain was appointed by Governor Kay Ivey to serve on the Alabama Securities Commission and has served as both Chair and Commissioner.  She retired from public accounting in 2017 and currently provides contract services to a large non-profit organization in Birmingham. She has over 40 years of accounting experience, including almost 30 years in public accounting, where she specialized in accounting and consulting services to a wide range of financial services entities (banks, credit unions, brokers/RIAs, and mortgage and insurance entities), in addition to health care, technology, retail and nonprofit organizations.  She also spent ten years working as a VP-Finance or Group Controller for two large companies in the Birmingham area.

Ms. McCain has served as chair and board member of the Alabama Society of Certified Public Accountants (ASCPA) and ASCPA Educational Foundation. She served a one-year term on the American Institute of Certified Public Accountants (AICPA) Board of Directors.  She also received the prestigious AICPA Woman to Watch – Experienced Leader Award in 2011 and served as a past president and board member of the American Society of Women Accountants.

Ms. McCain has always been active in the community, with her primary focus on volunteer activities for certain nonprofit organizations.

“We are fortunate to have Ms. McCain join our Company. She will be an important contributor with her knowledge and experience,” stated James F. House, President and Chief Executive Officer of the Company. “I welcome Ms. McCain as a director and look forward to her association and insight as we continue to focus on the growth of the Bank and the execution of strategic initiatives.”

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama, Tennessee, and Virginia through First US Bank (the “Bank”).  In addition, the Company’s operations include Acceptance Loan Company, Inc. (“ALC”), a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers.  The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the SEC, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to the sufficiency of the allowance for loan and lease losses, loan demand, cash flows, interest costs, growth and earnings potential, expansion and the Company’s positioning to handle the challenges presented by COVID-19, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas; market conditions and investment returns; changes in interest rates; the impact of the current COVID-19 pandemic on the Company’s business, the Company’s customers, the communities that the Company serves and the United States economy, including the impact of actions taken by governmental authorities to try to contain the virus and protect against it, through vaccinations and otherwise, or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security (CARES) Act and subsequent federal legislation) and the resulting effect on the Company’s operations, liquidity and capital position and on the financial condition of the Company’s borrowers and other customers; the pending discontinuation of LIBOR as an interest rate benchmark; the availability of quality loans in the Bank’s and ALC’s service areas; the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets; collateral values; cybersecurity threats; and risks related to the Paycheck Protection Program. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Thomas S. Elley

205-582-1200